                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             NAPA NATIONAL BANCORP
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             NAPA NATIONAL BANCORP
                                903 MAIN STREET
                             NAPA, CALIFORNIA 94559



                                                       May 22, 1995



To Our Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders of Napa National Bancorp, a California corporation (the "Company"), which will be held at 903 Main Street, Napa, California 94559 on Tuesday, June 20, 1995, at 8:00 A.M.

          You will be asked to elect as directors the eight individuals nominated by the Board of Directors and to ratify the appointment of the Company's independent public accountants. The attached Proxy Statement contains more detailed information about the nominees, the accountants and other matters regarding the meeting.

          Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage paid envelope as soon as possible so that your shares will be represented at the meeting. The Board of Directors recommends you vote "FOR" each of the proposals listed on the proxy card. If you attend the meeting and ask to vote in person, you may withdraw your proxy at that time. It is important that your shares be represented.



                                W. Clarke Swanson, Jr.
                                Chairman of the Board

                             NAPA NATIONAL BANCORP
                                903 MAIN STREET
                             NAPA, CALIFORNIA 94559

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             TUESDAY, JUNE 20, 1995



To Our Shareholders:

          The Annual Meeting of Shareholders of Napa National Bancorp (the "Company"), a California corporation and bank holding company for Napa National Bank (the "Bank"), will be held at 903 Main Street, Napa, California on Tuesday, June 20, 1995 at 8:00 A.M. for the following purposes:

          1. To elect the following eight directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified:

          William A. Bacigalupi        C. Richard Lemon
          Charles A. Carpy             Joseph G. Peatman
          Michael D. Irwin             George M. Schofield
          Brian J. Kelly               W. Clarke Swanson, Jr.

          2. To ratify the appointment of Deloitte & Touche as the Company's independent public accountants for the 1995 fiscal year.

          3. To consider and transact such other business as may properly come before the meeting.

          Only shareholders of record at the close of business on May 1, 1995 are entitled to notice of and to vote at this meeting and any adjournment(s) thereof.

          Provisions of the By-laws of the Company govern nominations for election of members of the Board of Directors, as follows:

          Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten
          (10) days after the
     date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the number of shares of capital stock of the corporation owned by each proposed nominee; (c) the name and residence address of the notifying shareholder; (d) the number of shares of capital stock of the corporation owned by the notifying shareholder; (e) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his or her instruction, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

     All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend. Any shareholder present at the meeting may vote personally on all matters brought before the meeting in which event your proxy will not be used.

                                  BY ORDER OF THE BOARD OF DIRECTORS
                                  C. RICHARD LEMON
                                  Secretary

Napa, California
May 22, 1995

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                PROXY STATEMENT

                          INFORMATION CONCERNING PROXY


     This statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of Napa National Bancorp (the "Company") at the Annual Meeting of Shareholders of the Company to be held at 903 Main Street, Napa, California on June 20, 1995, at 8:00 A.M., and at any adjournments or postponements thereof (the "Meeting").

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about May 22, 1995.

     A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his election to vote in person. Where a signed proxy is submitted to the Company that does not contain voting instructions, the proxy holders will vote the shares represented by such proxy in favor of election of the nominees specified and in favor of the specified proposals unless such proxy is later revoked.

     The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting and may include: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

     The enclosed proxy is being solicited by the Company's Board of Directors. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company and its subsidiary, Napa National Bank (the "Bank"). The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by the Company.

                                VOTING SECURITIES


          Shareholders of record as of the close of business on May 1, 1995 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of such date, the Company had 754,500 shares of Common Stock outstanding.

          Each shareholder of record is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless prior to the voting at the Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at such Meeting and the nominee for which a shareholder intends to cumulate votes has properly been nominated. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

          Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected (eight) multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires.

          The eight candidates receiving the highest number of votes will be elected whether or not votes are cumulated.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


          The following table sets forth information as of the Record Date pertaining to beneficial ownership of the Company's Common Stock by persons known to the Company to own 5% or more of the Company's Common Stock, current directors of the Company, nominees to be elected to the Board of Directors, the Chief Executive Officer, the Chief Operating Officer and all directors and officers(1) of the Company and the Bank as a group. The information contained herein has been obtained from the Company's records, from information furnished directly by the individual or entity to the Company, or from various filings made by the named individuals with the Securities and Exchange Commission (the "SEC").

          The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership." In addition, shares issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the individual's particular circumstance. For additional information, see the section entitled "INFORMATION PERTAINING TO ELECTION OF DIRECTORS."

- -------------
(1) As used throughout this Proxy Statement, the terms "officer" and "executive officer" refer to the Company's President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Treasurer and the Bank's Chief Credit Officer.


                                 Amount and
                                  Nature of
                                 Beneficial     Percent of
Beneficial Owner(1)             Ownership(2)      Class
- -------------------            -------------    ----------

William A. Bacigalupi             10,200(3)         1.3%
Charles A. Carpy                  15,000(3)         2.0
Michael D. Irwin                  12,000(3)         1.6
Brian J. Kelly                    20,225(4)         2.6
C. Richard Lemon                  11,300(5)         1.5
Joseph G. Peatman                 10,125(3)         1.3
George M. Schofield               10,200(3)         1.3
W. Clarke Swanson, Jr.           535,989(3,6)      70.1
All directors, nominees and
  officers as a group
  (10 persons)                   666,715(7)        77.7

- -------------
(1) The address for all persons is: c/o Napa National Bancorp, 903 Main Street, Napa, California 94559.
(2) Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.
(3) Includes 10,000 shares which may be acquired upon the exercise of stock options.
(4) Includes 20,000 shares which may be acquired upon the exercise of stock options.
(5) Includes 800 shares held in an individual retirement account and 10,000 shares which may be acquired upon the exercise of stock options.
(6) Mr. Swanson may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the SEC by virtue of his positions with and ownership interest in the Company.
(7) Includes 104,000 shares which may be acquired within 60 days of the Record Date upon the exercise of stock options and 27,676 shares held in the Company's stock participation plan (the "Stock Plan"). Mr. Lemon and Mr. Schofield are trustees of the Stock Plan. The trustees have shared voting power with regard to these shares. Mr. Lemon and Mr. Schofield disclaim beneficial ownership as to the Stock Plan shares.


                       PROPOSAL 1:  ELECTION OF DIRECTORS

  The By-laws of the Company provide that the number of directors of the Company may be no less than eight and no more than fifteen, with the exact number within such range to be fixed by amendment of the By-laws or by a resolution duly adopted by the shareholders or by the Board of Directors. The number of directors is presently fixed at eight.

  The persons named below, all of whom are currently members of the Company's Board of Directors, have been nominated for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. Votes will be cast in such a way as to effect the election of all nominees or as many as possible. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. The eight nominees receiving the highest number of votes at the Meeting shall be elected.

  The following table sets forth certain information with respect to those persons nominated by the Board of Directors for election as directors, which information is based on data furnished by each such nominee.

                                                       Principal Occupation, Business
                                             Director  Experience During Past Five
Nominee                             Age       Since    Years and Other Information
- -------                            -----     --------  ------------------------------

William A. Bacigalupi             57           1990    President, Napa Garbage
                                                       Services, Inc. and Napa
                                                       Valley Disposal Services, Inc.

Charles A. Carpy                  67           1981    Managing Partner, Freemark
                                                       Abbey Winery; General
                                                       Partner, Rutherford Hill
                                                       Winery and Carpy & Connolly
                                                       (grape production).

Michael D. Irwin                  52           1987    Chief Financial Officer of
                                                       the Company since October
                                                       1989; Executive Vice
                                                       President and Chief Financial
                                                       Officer of the Compass Group
                                                       since 1993; Chief Financial
                                                       Officer, Swanson Vineyard &
                                                       Winery since January 1989.

Brian J. Kelly                    44           1988    Chief Operating Officer of
                                                       the Company since 1992;
                                                       Executive Vice President of
                                                       the Company and President and
                                                       Chief Executive Officer of
                                                       the Bank since September 1989.

C. Richard Lemon                  52           1981    Attorney, Dickenson,
                                                       Peatman & Fogarty; Secretary
                                                       of the Company and the Bank.

Joseph G. Peatman                 60           1994    Attorney and Principal of
                                                       Dickenson, Peatman & Fogarty.

George M. Schofield               56           1990    President, George Schofield
                                                       Co., financial consultant.

W. Clarke Swanson, Jr.            56           1987    Chairman of the Board since
                                                       1994, Chief Executive Officer
                                                       of the Company since 1988;
                                                       President, Swanson Vineyards
                                                       and Winery and Swanson
                                                       Investment Company.

  There is no family relationship among any of the Company's executive officers, directors or nominees for director.

  All the members of the Company's Board of Directors also serve as the directors of the Bank. Messrs. Lemon and Carpy also serve as the directors of the Company's wholly owned leasing subsidiary, Napa National Leasing Company ("Napa Leasing").

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE EIGHT NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.


                INFORMATION PERTAINING TO ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

  The Board of Directors of the Bank maintains an Audit Committee which consists of the following individuals: Directors Irwin, Bacigalupi, Lemon and Kelly.
The functions of the Audit Committee are to recommend the appointment of and oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants, and to evaluate the possible effect of each such service on the independence of the Company's accountants. The Audit Committee met nine times during 1994.

  The Company does not have a standing compensation or nominating committee. The Executive Committee of the Board of Directors of the Company performs the functions of these committees and consists of the following individuals:
Directors Carpy, Kelly and Swanson. Nominations by shareholders can be made only by complying with the Company's By-laws and the notice provisions included in the Notice of Meeting which accompanies this Proxy Statement. This By-law provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed.

  The Board of Directors of the Company held 10 regular and one special meetings during 1994. Each director of the Company attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings of committees of the Board on which he served (during the period for which he served), except Mr. Lemon.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, no director, officer or beneficial owner of more than ten percent of the Company's Common Stock failed to file or filed late reports pursuant to section 16(a) of the Exchange Act except as follows:

  Mr. Swanson, Chairman of the Board of the Company and the Bank, purchased 11,000 shares of the Company's Common Stock in September 1994 and gifted 36,116 shares of the Company's Common Stock in December 1994. Mr. Swanson failed to timely file a statement of change in ownership with respect to both of these transactions.

  Mr. Peatman, a director of the Company and the Bank, purchased 125 shares of the Company's Common Stock in August 1994 to satisfy a requirement under the National Banking Act related to his service as a director of a national bank. Additionally, Mr. Peatman was granted options to purchase 10,000 shares of the Company's Common Stock. Mr. Peatman failed to timely file both an initial statement of ownership with respect to the options granted and a statement of change in ownership with respect to the purchase.

  Mr. Hemming, the Bank's Chief Credit Officer, was granted 7,500 options to purchase the Company's Common Stock in April 1994. Mr. Hemming failed to timely file an initial statement of ownership with respect to these options granted.

EXECUTIVE OFFICERS

  In addition to Messrs. Irwin, Kelly and Swanson, discussed above, executive officers during 1994 included Joan Heinitz and

Richard Hemming. Ms. Heinitz, age 34, is the Treasurer and Assistant Corporate Secretary of the Company since 1991 and Executive Vice President and Chief Administrative Officer of the Bank since 1994. Prior to that time, Ms. Heinitz was the Senior Vice President and Director of Administration and Finance for the Bank from 1991 through 1993 and Chief Financial Officer at Suisun Valley Bank from 1986 to 1990. Mr. Hemming became the Bank's Executive Vice President and Chief Credit Officer in 1994. Prior to that time, Mr. Hemming served as Senior Vice President and Senior Credit Officer of the Bank from July 1993. Mr. Hemming had previously been Senior Vice President of Napa Valley Bank for approximately ten months and Vice President and Credit Administrator for Bank of America from 1984 to 1992.


                             EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth for service in all capacities to the Company and the Bank for the periods indicated the compensation with respect to the Chief Executive Officer and the Chief Operating Officer whose salary and bonus exceeded $100,000 in 1994.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                              Annual Compensation
                       ----------------------------------
Name and
Principal                                                   Other Annual     All Other
Position               Year      Salary            Bonus   Compensation(1)  Compensation
- ---------------------  ----  ----------------     -------  ---------------  ------------
W. Clarke              1994       $  5,100(2)     $     0       $    0         $    0
  Swanson, Jr., CEO    1993          7,200(2)           0        1,784              0
                       1992          1,200(2)           0        2,294              0

Brian J. Kelly,        1994       $112,044(3)     $     0       $8,530         $6,673(4)
  COO                  1993        103,000(3)           0        9,780          3,090(4)
                       1992        103,000(3)      10,000        9,710          3,092(4)

- -------------
1 Consists of country club membership for Mr. Swanson and country club membership and auto allowance for Mr. Kelly.

2    Consists of payments for attending meetings of the Directors' Loan
     Committee.

3    Includes amounts contributed by Mr. Kelly to the Stock Plan.

4 Consists of contributions by the Company to the Stock Plan for the benefit of Mr. Kelly.

     The following table sets forth the options exercised in 1994 and the December 31, 1994 unexercised value of both vested and unvested options for the Company's Chief Executive Officer and its sole officer whose salary and bonus exceeded $100,000 in 1994.

                     AGGREGATE OPTION EXERCISES AND VALUE
                     ------------------------------------


                                                               Number of Shares of
                                                             Common Stock Underlying       Value of Unexercised
                                                             Unexercised Options at        In-The-Money Options
                               Shares                           December 31, 1994         at December 31, 1994(1)
                              Acquired          Value      ---------------------------   --------------------------
          Name              On Exercise       Realized     Exercisable   Unexercisable   Exercisable  Unexercisable
          ----              -----------       --------     -----------   -------------   -----------  -------------

W. Clarke
  Swanson, Jr., CEO             0                   0          10,000          0              0              0

Brian J. Kelly, COO             0                   0          20,000          0              0              0

- -------------
(1) Fair market value of the Company's common stock was $9.00 per share on December 31, 1994.

COMPENSATION OF DIRECTORS

          During 1994, the Board of Directors as a group received a total of $18,100 for attendance at meetings of the Directors' Loan Committee consisting of a payment of $100 per meeting to all nonemployee members of the Loan Committee. This committee consists of Directors Carpy, Irwin, Kelly, Schofield, Swanson and Bacigalupi.

          During the first quarter of 1995, the Board of Directors of the Company approved a new director compensation package. Beginning in January 1995, Messrs. Swanson and Irwin receive $2,000 and $1,000 per month, respectively, for their respective roles as officers and directors of the Company.

          This new director compensation package also allows for fees to be paid to members attending the Bank's Directors' Loan Committee, Audit Committee and Board meetings. As Chairman of the Directors' Loan Committee and Audit Committee, Messrs. Swanson and Irwin, respectively, will each receive an additional fee of $1,000 per month for their services to these committees. All nonemployee directors will receive $200 per meeting. This fee schedule was effective commencing in January 1995.

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Company's executive compensation is determined by the Executive Committee of the Board of Directors. The Executive Committee meets as necessary to address a variety of different matters. Compensation decisions are determined by this Committee annually during the first quarter of each year. Compensation changes are effective retroactively from January of the year in which those changes were made for the following twelve month period of time. Stock options, if applicable, are awarded after the Company's Annual Shareholder Meeting, which is generally held during the second quarter. Compensation for a newly-hired executive officer may be established by the Executive Committee at any of its monthly meetings.

          The Executive Committee believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurably superior performances. The Company seeks to reward achievement of both long and short term performance goals measured by growth in total assets, loans and deposits and improvements in gross margins and net income. Additionally, the Executive Committee seeks to set executive compensation at levels of comparable financial institutions in the Company's general service area. With this intent in mind, the Executive Committee reviews peer group salary data prior to setting the yearly executive base salary level. The Executive Committee also seeks guidance and recommendations from an independent compensation advisor prior to finalization of this base salary.

          The Company's Chief Executive Officer, W. Clarke Swanson, Jr., received no salary during 1994. Mr. Swanson's compensation consists of paid membership in a country club and directors fees. As a member of the Directors' Loan Committee of the Company's Board of Directors, Mr. Swanson received $100 for each Directors' Loan Committee Meeting he attended during 1994. The Directors' Loan Committee meets approximately 40 times per year. In the past, Mr. Swanson had elected to have all such attendance fees paid to Swanson Management Company. Mr. Swanson elected in mid-1994 to have his attendance fees paid to him personally. There is no relationship between Mr. Swanson's performance and his compensation. The total compensation received by Mr. Swanson in 1994 is detailed in the preceding Summary Compensation Table.

          The Company's Chief Operating Officer, Brian J. Kelly, joined the Company in September 1989. Mr. Kelly has brought with him an extensive amount of banking expertise specific to the primary customer base of the Company. His compensation has been designed to recognize this experience and is in keeping with the Company's compensation policies. During 1994, he received a base salary which the Committee believes is comparable to similar financial institutions in the Company's service area. Mr. Kelly also receives an auto allowance and a country club membership. Mr. Kelly's annual compensation increases are tied to both the Company's and his personal performance. The total compensation received by Mr. Kelly in 1994 is detailed in the preceding Summary Compensation Table.

                  The members of the Executive Committee include:

                  Charles A. Carpy
                  Brian J. Kelly
                  W. Clarke Swanson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As noted above, the Company's Board of Directors does not have a Compensation Committee. Compensation of the Company's executive officers is determined instead by the Executive Committee of the Board of Directors.

          Messrs. Carpy, Kelly and Swanson are members of the Executive Committee and executive officers of the Company. Messrs. Kelly and Swanson abstain from all Executive Committee meetings relating to their own compensation. During 1994, Messrs. Irwin and Swanson did, however, receive a fee of $100 each for each meeting of the Loan Committee attended in 1994. Mr. Irwin's Loan Committee fees for the first half of the year were paid directly to Swanson Management Company. Beginning in July 1994, Mr. Irwin's fees were paid to him directly. Commencing in 1995, compensation payable to directors of the Company and the Bank and compensation payable to Company and Bank Board of Director committee members was increased. See "Executive Compensation-- Compensation of Directors" above.

          Messrs. Swanson and Irwin are the President and Chief Financial Officer, respectively, of Swanson Vineyards and Winery. In their positions as executive officers of this company, both Mr. Swanson and Mr. Irwin assist in the determination of executive compensation for anyone other than themselves.

          Messrs. Lemon and Peatman are directors of the Bank and of the Company. Both are shareholders in Dickenson, Peatman & Fogarty, a Professional Law Corporation, which provided legal services to the Company, the Bank and Napa Leasing during 1994 and which expects to provide legal services during 1995.

PERFORMANCE GRAPH

          The following graph compares the Company's cumulative total return to shareholders during the past five years with that of the Standard & Poor's 500 Composite Stock Index ("S&P") and Montgomery Securities' Unlisted Independent Bank Proxy ("UIBP").

                       [Performance Graph Appears Here]


(1) Assumes $100 invested on December 31, 1989 in the Company's common stock, the S&P and UIBP (an index of independent banks). Assumes reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

PURCHASE RIGHT

          In 1987, Mr. Swanson acquired 300,701 shares of the Company's common stock ("Common Stock") through a tender offer at $11.00 per share (the "Tender Offer"), net to the sellers in cash. The Tender Offer was made pursuant to the terms of an agreement with the Company, dated as of February 5, 1987 (the "Purchase Agreement").

          As disclosed to shareholders in materials related to the Tender Offer, the Purchase Agreement provides, among other things, certain protections against dilution of Mr. Swanson's stock ownership by requiring that if the Company should desire to issue any Equity Securities (as defined below), it shall give Mr. Swanson the first right to purchase (the "Purchase Right") a portion of such Equity Securities up to an amount which will enable Mr. Swanson to maintain the same percentage ownership of the outstanding Common Stock as held by Mr. Swanson on the date immediately following his purchases in the Tender Offer (i.e., 60.14%). In the event that the number of shares of Common Stock owned by Mr. Swanson should decline due to Mr. Swanson's failure to purchase shares pursuant to such right or sales of shares of Common Stock by Mr. Swanson, the Purchase Agreement provides that the Purchase Right entitles Mr. Swanson to purchase a new portion of new issuances of Equity Securities up to an amount which will enable Mr. Swanson to maintain his percentage ownership of the outstanding Common Stock as computed immediately prior to each issuance of such Equity Securities.

          The Purchase Right also applies to issuances of Equity Securities to employees, officers and directors under stock option plans approved by the Board of Directors of the Company prior to the date of the Purchase Agreement, including the 1982 Plan; provided, however, that Common Stock shall be deemed to have been issued only upon the exercise of an employee stock option. The Purchase Agreement further states that if Mr. Swanson has a right to purchase Common Stock due to the exercise of a stock option by an employee, officer or director of the Company, the purchase price of such Common Stock purchasable by Mr. Swanson shall be equal to the exercise price of such option.

          The term "Equity Securities" is defined in the Purchase Agreement to mean Common Stock, rights, options (except stock options issued pursuant to stock option plans), warrants to purchase Common Stock, any security other than Common Stock having voting rights in the election of the Board of Directors which are not contingent upon a failure to pay dividends, any security convertible into or exchangeable for any of the foregoing, and any agreement or commitment to issue any of the foregoing.

          The Purchase Right terminates when Mr. Swanson ceases to own in excess of 10% of the then outstanding shares of Common Stock.

INDEBTEDNESS OF MANAGEMENT

          Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with these persons in the future.

In the opinion of management of the Bank, all loans and commitments to lend included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with the Bank's respective lending policies and statutory lending limits, and prior approval of the Bank's Board of Directors is required for most of these loans.


                  PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has selected and appointed Deloitte & Touche, independent public accountants, to examine the financial statements of the Company, the Bank and other subsidiaries for the year ending December 31, 1995. In recognition of the important role of the independent public accountants, the Board of Directors has determined that its selection of the independent public accountants should be submitted to the shareholders for review and ratification on an annual basis.

          Deloitte & Touche examined the financial statements of the Company and the Bank for the fiscal year ended December 31, 1994. Deloitte & Touche has no interest, financial or otherwise, in the Company.

          The ratification of Deloitte & Touche as the Company's independent public accountants requires approval of the holders of a majority of the total number of shares entitled to vote at the Annual Meeting. The Board of Directors also retains the power to appoint another independent public accounting firm to replace an accounting firm ratified by the shareholders in the event the Board of Directors determines that the interests of the Company require such a change.

          A representative of Deloitte & Touche is expected to be present at the Meeting, and will be provided the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions of shareholders.

RECOMMENDATION OF BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY, THE BANK AND OTHER SUBSIDIARIES AND URGES YOU TO VOTE FOR PROPOSAL 2: TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS

THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1995 FISCAL YEAR.


                             SHAREHOLDER PROPOSALS

          Any shareholder desiring to submit a proposal for action at the 1996 Annual Meeting of Shareholders that the shareholder desires to be presented in the Company's Proxy Statement with respect to such meeting, should submit such proposal to the Company at its principal place of business no later than September 12, 1995.

                                   FORM 10-K

          If any shareholder would like a copy of the Company's Annual Report to the SEC on Form 10-K, including financial statements and financial statement schedules, for the fiscal year ended December 31, 1994, it may be obtained without charge. Exhibits to the Form 10-K will be furnished upon payment of reasonable charges. Written requests should be directed to Joan E. Heinitz, Assistant Corporate Secretary, Napa National Bancorp, 903 Main Street, Napa, California 94559.


                                 OTHER MATTERS

          Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                    By Order of the Board of Directors
                                    C. Richard Lemon, Secretary

Dated:  May 22, 1995
Napa, California

                                     PROXY

                             NAPA NATIONAL BANCORP

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

          The undersigned shareholders of Napa National Bancorp (the "Company") hereby appoint Michael D. Irwin, Brian J. Kelly and C. Richard Lemon, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held June 20, 1995 at 8:00 A.M., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if present, as follows:

1.   To elect as directors the nominees set forth below:

     [ ]  For all nominees listed (except as marked to the contrary below).
     [ ]  Withhold authority to vote for all nominees listed below.

          INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

     William A. Bacigalupi      C. Richard Lemon
     Charles A. Carpy           Joseph G. Peatman
     Michael D. Irwin           George M. Schofield
     Brian J. Kelly             W. Clarke Swanson, Jr.

2. To ratify the appointment and selection of Deloitte & Touche as the Company's independent public accountants:

     [ ]  For     [ ] Against     [ ] Abstain

3.   To transact such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER OR IF NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE "FOR" EACH OF THE ABOVE PROPOSALS.

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

     When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

     I/we do [ ] do not [ ] expect to attend this meeting.

____________________
Number of Shares

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     Dated:  ______________, 1995.


                                  _______________________________
                                  (Signature of Shareholder(s))


                                  _______________________________
                                  Print Name


                                  _______________________________
                                  (Signature of Shareholder(s))


                                  _______________________________
                                  Print Name